UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2009

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34473 (Commission File Number)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2009, Talecris Biotherapeutics Holdings Corp., a Delaware corporation (the “Company”), entered into the First Amendment to Revolving Credit Agreement dated as of October 12, 2009 (the “Revolver Amendment”), amending the Company’s Revolving Credit Agreement dated as of December 6, 2006 (the “Existing Credit Agreement”) by and among the Company, certain of its subsidiaries, Wachovia Bank, National Association, Wells Fargo Foothill, Inc., and other signatories thereto.

Pursuant to the Revolver Amendment, the Existing Credit Agreement was amended to permit the Company to issue notes, provided that a portion of the proceeds from the issuance of such notes are used to repay the Company’s obligations under its First Lien Credit Agreement and its Second Lien Credit Agreement.  The Revolver Amendment also (i) increases the covenant baskets for permitted acquisitions to $250 million, (ii) permits the payment of cash dividends, subject to certain conditions, commencing with the first fiscal quarter of 2010, and (iii) increases capital expenditure baskets so that the Company will be permitted to make capital expenditures of up to $225 million in each of 2010 and 2011.  Moreover, the Company will not be subject to any limitation on its capital expenditures in any fiscal year if its leverage ratio as of the end of the prior fiscal year was 2 to 1 or less.  Minimum availability tests under the Revolver Amendment are increased from approximately 10% of the facility amount to 15%.  The Revolver Amendment also provides that the Company is not required to deliver monthly financial statements to the lenders so long as borrowing availability under the revolving credit facility is at least $48.75 million.

The foregoing description is qualified in its entirety by reference to the Revolver Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

The foregoing description is qualified in its entirety by reference to the Revolver Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1

First Amendment to Revolving Credit Agreement, dated as of October 12, 2009 by and among Talecris Biotherapeutics Holdings Corp., Wachovia Bank, National Association, Wells Fargo Foothill, Inc., and other signatories thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

	By:	/s/ John F. Gaither, Jr.
Name: John F. Gaither, Jr.
Title: General Counsel

Date: October 16, 2009

EXHIBIT INDEX

No.	Description

10.1

First Amendment to Revolving Credit Agreement, dated as of October 12, 2009 by and among Talecris Biotherapeutics Holdings Corp., Wachovia Bank, National Association, Wells Fargo Foothill, Inc., and other signatories thereto.